Exhibit 99.1

FOR IMMEDIATE RELEASE

NASDAQ: AMSY

Investor Relations Contact:
Ronald Schillereff
703-267-5140
ronald.schillereff@ams.com

Media Relations Contact:
Charlene Wheeless
703-267-7075
charlene.wheeless@ams.com

AMS REPORTS Q2 2003 RESULTS
Revenues Meet Expectations; Earnings Impacted by Significant Charges

FAIRFAX, Va., July 17, 2003 – American Management Systems, Incorporated (NASDAQ: AMSY), a global business and IT consulting firm, today announced a second quarter 2003 loss of $46.6 million (($1.10) per diluted share) compared to earnings of $1.1 million ($0.03 per diluted share) in the second quarter of 2002. Second quarter 2003 results were adversely impacted by a pre-tax charge of $45.5 million associated with the settlement of litigation with the Federal Retirement Thrift Investment Board, a $24.8 million pre-tax Restructuring Charge and a $9.6 million pre-tax charge related to software asset impairments.

Revenues for the second quarter of 2003, in line with the previous management forecast, were $232.0 million, compared with $251.7 million for the second quarter of 2002 and $227.0 million for the first quarter of 2003.

“Second quarter results were clearly disappointing, however, we took a series of significant actions to improve profitability and growth for the balance of 2003 and beyond,” said AMS Chairman and Chief Executive Officer Alfred T. Mockett. He continued, “During the quarter, we removed a major uncertainty from AMS’s future by concluding a settlement agreement with the Federal Retirement Thrift Investment Board, we continued our focus on securing larger deals which resulted in AMS recently winning one of the largest contracts in our history, and this week entered into a definitive agreement to acquire R.M. Vredenburg & Co., a leading provider of professional and technical services to the Department of Defense and U.S. Intelligence communities.”

-more-

AMS Q2 2003 Results – July 17, 2003—2

The $24.8 million Restructuring Charge represents severance and facility charges for the U.S. and Europe. The severance costs primarily relate to a reduction in senior level staff and management positions. In total, approximately 250 employees are being separated to achieve cost reductions and align the Company’s workforce to current market conditions and revenue outlook. The $9.6 million Asset Impairment Charge is for the write-off of certain non-performing software assets.

Excluding the impact of the pre-tax charges totaling $79.8 million noted above, earnings for the second quarter 2003 would have been $3.0 million or $0.07 per diluted share1. Adjusted earnings in the second quarter of 2003 reflect lower gross profit margins due to higher project and other related costs incurred during the quarter.

Conference Call
AMS will hold a conference call to review second quarter results at 5:00 p.m. Eastern Time on July 17, 2003 that will be accessible by dialing 913-981-5507. An audio replay of the call will be available from 8:00 p.m., July 17, 2003 through 12:00 midnight, July 24, 2003 by dialing 719-457-0820 and entering pass code 495393. The call may also be accessed via a live Webcast on the AMS Website at www.ams.com. The Webcast will be available for replay through July 17, 2004.

About AMS
AMS is a premier business and IT consulting firm to the government, financial services, and communications industries around the globe. AMS combines IT ingenuity and industry IQ to drive high-performance results. Known for its delivery and service excellence for more than 30 years, AMS specializes in enterprise resource planning, credit risk management, customer relationship management, and enterprise security. AMS applies both proprietary and partner technologies, and provides solutions through business consulting, systems integration, and outsourcing. Founded in 1970, AMS is headquartered in Fairfax,Va., and has offices worldwide. The company is traded on the Nasdaq National Market under the symbol AMSY. For detailed information about AMS, visit www.ams.com

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This release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to risks, uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained in the forward-looking statements. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words “anticipate,” “believe,” “expect,” “estimate,” “intends” and similar expressions are generally intended to identify forward-looking statements. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: risks in project delivery and staffing, risk of revenues not being realized when expected, risk of increased competition in the markets, and the effects of economic uncertainty on client expenditures as well as other factors described in AMS’s Annual Report on Form 10-K for the year ended December 31, 2002. The Company specifically disclaims any obligation to update these forward-looking statements. These forward-looking statements should not be relied upon as representing the Company’s (estimates or) views as of any subsequent date.

[1]	See attached GAAP Reconciliation

AMS Q2 2003 Results – July 17, 2003—3

American Management Systems, Incorporated
CONSOLIDATED CONDENSED INCOME STATEMENTS
Unaudited
(In thousands, except per share data)

	For the Quarter		For the Six Months
	Ended June 30,		Ended June 30,

	2003	2002	2003	2002

REVENUES	$232,011	$251,697	$458,983	$503,127

EXPENSES[2]:

Cost of Revenues	145,838	146,911	280,885	294,498

Selling, General and Administrative	77,146	78,053	154,728	157,217

Research and Development	3,685	7,870	7,015	13,828

Restructuring Charge	24,785	16,087	24,785	16,087

Software Asset Impairments	9,555	—	9,555	—

Contract Litigation Settlement Expense	45,489	—	45,489	—

(LOSS) INCOME FROM OPERATIONS	(74,487)	2,776	(63,474)	21,497

OTHER (INCOME) EXPENSE, NET:

Interest Expense	5	296	514	1,093

Other (Income) Expense	(193)	558	(296)	309

	(188)	854	218	1,402

(LOSS) INCOME BEFORE INCOME TAXES	(74,299)	1,922	(63,692)	20,095

INCOME TAXES	(27,660)	788	(23,311)	8,239

NET (LOSS) INCOME	$(46,639)	$1,134	$(40,381)	$11,856

WEIGHTED AVERAGE SHARES OUTSTANDING

Basic	42,217	41,906	42,290	41,843

Diluted	42,217	42,593	42,290	42,483

(LOSS) EARNINGS PER SHARE

Basic	$(1.10)	$0.03	$(0.95)	$0.28

Diluted	$(1.10)	$0.03	$(0.95)	$0.28

2 Certain amounts from prior year have been reclassified for comparative purposes.

AMS Q2 2003 Results – July 17, 2003—4

American Management Systems, Incorporated
CONSOLIDATED REVENUES BY MARKET
(In thousands)

	For the Quarter		For the Quarter		For the Six Months
	Ended March 31,		Ended June 30,		Ended June 30,

	2003	2002	2003	2002	2003	2002

Federal Government Agencies	$85,923	$83,675	$84,503	$84,511	$170,426	$168,186

State and Local Governments and Education	61,382	71,525	65,518	70,040	126,900	141,565

Communications, Media and Entertainment	42,597	53,202	43,159	52,975	85,756	106,177

Financial Services Institutions	30,268	30,780	31,662	28,803	61,930	59,583

Other Corporate Clients	6,802	12,248	7,169	15,368	13,971	27,616

Total Revenues	$226,972	$251,430	$232,011	$251,697	$458,983	$503,127

AMS Q2 2003 Results – July 17, 2003—5

American Management Systems, Incorporated
CONSOLIDATED CONDENSED BALANCE SHEETS
(In thousands)

	6/30/2003
ASSETS	(Unaudited)	12/31/2002

CURRENT ASSETS:

Cash and Cash Equivalents	$101,759	$136,191

Accounts Receivable, Net	231,163	212,098

Prepaid Expenses and Other Current Assets	43,428	35,126

Total Current Assets	376,350	383,415

NONCURRENT ASSETS:

Property and Equipment (Net of Accumulated Depreciation and Amortization of $47,786 and $44,751)	22,596	24,518

Purchased and Developed Computer Software (Net of Accumulated Amortization of $148,021 and $136,591)	107,539	90,797

Goodwill, Net	24,331	24,331

Cash Value of Life Insurance	25,139	29,830

Other Assets	11,765	69,605

Total Noncurrent Assets	191,370	239,081

TOTAL ASSETS	$567,720	$622,496

AMS Q2 2003 Results – July 17, 2003—6

American Management Systems, Incorporated
CONSOLIDATED CONDENSED BALANCE SHEETS — continued
(In thousands, except share data)

	6/30/2003
LIABILITIES AND STOCKHOLDERS’ EQUITY	(Unaudited)	12/31/2002

CURRENT LIABILITIES:

Accounts Payable	$16,427	$17,118

Accrued Compensation and Related Items	37,893	52,674

Deferred Revenues	22,954	26,115

Accrued Liabilities	29,541	14,592

Accrued Restructuring Charge	23,950	7,988

Income Taxes Payable	388	1,061

Deferred Income Taxes	1,872	17,159

Total Current Liabilities	133,025	136,707

NONCURRENT LIABILITIES:

Deferred Compensation and Other	28,631	36,364

Deferred Income Taxes	10,257	20,044

Accrued Restructuring Charge	8,337	9,356

Total Noncurrent Liabilities	47,225	65,764

TOTAL LIABILITIES	180,250	202,471

STOCKHOLDERS’ EQUITY:

Preferred Stock ($0.10 Par Value; 4,000,000 Shares Authorized, None Issued or Outstanding)	—	—

Common Stock ($0.01 Par Value; 200,000,000 Shares Authorized, 51,057,214 and 51,057,214 Issued and 42,258,537 and 42,324,218 Outstanding)	510	510

Capital in Excess of Par Value	81,864	80,309

Unearned Compensation	(1,167)	(2,146)

Retained Earnings	344,682	385,063

Accumulated Other Comprehensive Loss	(6,884)	(14,915)

Treasury Stock, at Cost (8,798,677 and 8,732,996 Shares)	(31,535)	(28,796)

Total Stockholders’ Equity	387,470	420,025

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$567,720	$622,496

AMS Q2 2003 Results – July 17, 2003—7

American Management Systems, Incorporated
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
Unaudited
(In thousands)

	For the Six Months
	Ended June 30,

	2003	2002

CASH FLOWS FROM OPERATING ACTIVITIES:

Net (Loss) Income	$(40,381)	$11,856

Adjustments to Reconcile Net (Loss) Income to Net Cash (Used in) Provided by Operating Activities

Depreciation	3,432	3,801

Amortization	16,390	17,178

Stock Compensation Expense	613	1,859

Deferred Income Taxes	(24,586)	305

(Increase) Decrease in Cash Surrender Value of Life Insurance	(1,187)	217

Loss on Disposal of Assets	237	124

Provision for Doubtful Accounts	750	—

Software Asset Impairments	9,555	—

Contract Litigation Asset Write-off	30,489	—

Changes in Assets and Liabilities:

(Increase) Decrease in Accounts Receivable	(15,299)	33,378

Decrease in Prepaid Expenses and Other Assets	3,530	671

Increase (Decrease) in Accounts Payable and Accrued Liabilities	11,484	(6,625)

Decrease in Accrued Compensation and Related Items	(21,693)	(12,019)

Decrease in Deferred Revenue	(3,283)	(12,360)

Increase in Accrued Restructuring Charge	14,943	2,177

Decrease in Income Taxes Payable	(716)	(13,780)

Net Cash (Used in) Provided by Operating Activities	(15,722)	26,782

CASH FLOWS FROM INVESTING ACTIVITIES:

Purchase of Property and Equipment	(1,584)	(302)

Purchase and Development of Computer Software	(26,785)	(9,979)

Other Assets	5,474	(5,299)

Net Cash Used in Investing Activities	(22,895)	(15,580)

CASH FLOWS FROM FINANCING ACTIVITIES:

Proceeds from Employee Stock Purchase Plan and Common Stock Options Exercised	2,323	5,254

Payments to Acquire Treasury Stock	(3,460)	(1,504)

Net Cash (Used in) Provided by Financing Activities	(1,137)	3,750

Effect of Exchange Rate Changes on Cash	5,322	1,489

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(34,432)	16,441

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	136,191	53,347

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$101,759	$69,788

NON-CASH INVESTING AND FINANCING ACTIVITIES:

Exchange of Investment for Intangible Assets, Net of Cash	$16,266	$—

Issuance of Treasury Stock for Employee Stock Purchase Plan, Stock Options Exercised, and Restricted Stock	$416	$2,758

AMS Q2 2003 Results – July 17, 2003—8

American Management Systems, Incorporated
GAAP Reconciliation
Unaudited
(In thousands)

Earnings before Restructuring, Software Asset Impairments and Contract Litigation Settlement charges is provided in our press release in order to better support an analysis of our results in comparison to prior forecasts.

For the Quarter
Ended 6/30/03

Loss Before Income Taxes	$(74,299)

Add Back:

Restructuring Charge	24,785

Software Asset Impairments	9,555

Contract Litigation Settlement Expense	45,489

Income Before Income Taxes, as adjusted	$5,530

Income Taxes, as adjusted	(2,509)

Net Income, as adjusted	$3,021

Weighted Average Shares and Equivalents, as adjusted	42,576

Fully Diluted Earnings Per Share, as adjusted	$0.07